EXHIBIT 99.1

PNM Resources 2nd Quarter Ongoing Earnings Up 38.5 Percent
First Choice and retail electric growth helps to offset Palo Verde outage
2006 guidance range affirmed

2006 SECOND QUARTER SUMMARY

•	GAAP (generally accepted accounting principles) earnings of $0.23 per diluted share, up from $0.02 per diluted share in 2005
•	Ongoing earnings of $0.25 per diluted share, compared to $0.20 per diluted share in 2005. Ongoing earnings up 38.5 percent to $17.4 million
•	Solid contributions from First Choice Power and Twin Oaks acquisitions
•	Improved coal plant performance
•	Warmer weather and lower usage reduced gas margin by 7.9 percent
•	Strong back-to-back quarterly load growth for PNM electric retail
•	Palo Verde performance reduced consolidated margin by $6.8 million, compared with 2005

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported unaudited second quarter 2006 consolidated ongoing earnings per diluted share of $0.25, compared with $0.20 during the same period in 2005. The company also reported 2006 unaudited consolidated GAAP earnings per diluted share of $0.23 per diluted share, compared with $0.02 for the quarter in 2005.

A reconciliation of ongoing earnings to GAAP earnings is provided on the accompanying Schedule 1.

Strong performance at the PNM San Juan Generating Station and the Four Corners Plant helped to offset the impact of the Unit 1 outage at the Palo Verde Nuclear Generating Station.

“In addition, we had solid PNM retail electric load growth for the second consecutive quarter,” said Jeff Sterba, PNM Resources president, chairman and CEO. “On the competitive side of our business, the additions of the Twin Oaks Power and Luna Energy facilities added to quarter results, while First Choice Power continues to show strong performance and was a major contributor this quarter.”

SECOND QUARTER PERFORMANCE SUMMARY

PNM Resources reported unaudited ongoing quarterly earnings available for common stock of $17.4 million, an increase of 38.5 percent compared with 2005. Consolidated quarterly GAAP earnings were $16.3 million, compared with $1.5 million in 2005.

Palo Verde Unit 1 was off line for the entire second quarter and impacted consolidated margin by $6.8 million - $3.2 million for PNM Electric and $3.6 million for Wholesale - compared with the same period in 2005. The outage and the September 2005 rate reduction were partially offset by strong load growth of 5.5 percent in PNM’s electric service territory, increased retail sales and improved plant performance at San Juan and Four Corners. The valve vibration problem that kept Palo Verde Unit 1 offline for the quarter has been resolved and the unit returned to full power on July 16.

Consolidated results reflect the contributions of First Choice Power and Texas-New Mexico Power for an entire quarter, compared with 24 days during the second quarter of 2005. Rate reductions for TNMP in Texas and New Mexico decreased margins and were partially offset by modest load growth.

YEAR-TO-DATE PERFORMANCE SUMMARY

For the six months ended June 30, unaudited ongoing net earnings available for common stock totaled $44.3 million, or $0.64 per diluted share. For the same period in 2005, the company reported ongoing net earnings of $43.1 million, or $0.69 per diluted share.

GAAP reported net earnings for the first six months of 2006 totaled $42.6 million, or $0.61 per diluted share. For the first six months of 2005, GAAP reported net earnings were $32.1 million, or $0.50 per diluted share.

The three units at Palo Verde had a combined equivalent availability factor of 59.2 percent, compared with 79.2 percent during the first six months of 2005, driven mainly by the Unit 1 outage. For the year, the Palo Verde outage reduced PNM Resources’ consolidated gross margin by $16.8 million - $6.2 million for PNM Electric margin and $10.6 million for Wholesale - compared with 2005. San Juan and Units 4 and 5 at Four Corners continued to show strong performance, with equivalent availability factors of 87.4 percent and 92.4 percent, respectively.

The acquisition of TNP Enterprises was a strong contributor to year-to-date results. The results of the acquisition have met or exceeded earnings and cash flow accretion expectations and the company is on track to meet synergy savings targets.

QUARTER SEGMENT REPORTING

Regulated Operations

PNM - a natural gas and vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•
Electric: PNM electric operations reported quarterly operating revenues of $146.3 million, a 5.4 percent increase over the same period in 2005. Margin decreased 2.8 percent to $94.5 million, primarily due to the September 2005 rate decrease and Palo Verde outages.

•
Gas: PNM gas operations reported quarterly margin of $26.8 million, a 7.9 percent decrease from 2005. Customer growth increased 2.3 percent, but was offset by lower sales volumes due to warmer weather and lower per-customer usage.

Texas-New Mexico Power - a vertically integrated electric utility in New Mexico and a transmission-distribution company in Texas.

•
TNMP reported 2006 quarterly operating revenues of $61.5 million, a 7.1 percent decrease compared with the same period in 2005. Gross margin decreased 9.1 percent to $38.8 million, compared with 2005. The reduction in revenue and margin was primarily driven by rate reductions in Texas and New Mexico.

•	For the 24 days of the second quarter in 2005 (beginning June 6) that TNMP was a part of PNM Resources, the company reported operating revenues of $19.2 million and gross margin of $12.5 million.

Unregulated Operations

Wholesale - with the addition of the Twin Oaks Power facility, the Electric Wholesale business segment consists of sale of electricity into the wholesale markets in the Southwest and West.

•	Operating revenues increased 8.6 percent to $154.5 and margin more than doubled to $43.1 million, mainly due to the Twin Oaks acquisition.

•	Twin Oaks contributed $5.2 million to GAAP and ongoing earnings, including the effects of purchase accounting and financing charges.

•	An increase in prices associated with existing full-requirements, long-term contracts and lower short-term purchase power prices improved margins.

•	The Luna Energy Facility came online on April 4. Performance has been strong, as the plant had a 98.9 percent equivalent availability factor for June.

First Choice Power - a competitive retail electric provider in Texas.

•	First Choice reported 2006 quarterly operating revenues of $154.9 million, an increase of 27.5 percent compared to the same period in 2005. Gross margin increased 52.7 percent to $36.8 million.

•
For the 24 days of the second quarter in 2005 (beginning June 6) that First Choice was a part of PNM Resources, the company reported operating revenues of $43.0 million and gross margin of $8.9 million.

•	First Choice’s significant contribution to margin is the result of increased competitive customers, reduced gas prices and higher demand caused by warmer weather.

•	Customer churn remains stable, at 3.7 percent, year-to-date, while competitive customer growth was nearly 30 percent.

EARNINGS GUIDANCE AFFIRMED

The company today reaffirmed 2006 ongoing earnings to be in the range of $1.65 to $1.90 and expects earnings to improve from the lower end of the range, assuming better performance of Palo Verde, and the effects of the purchase accounting and operations of Twin Oaks.

OTHER RECENT SIGNIFICANT DEVELOPMENT AFFECTING PNM RESOURCES:

In May, PNM filed for a new natural gas delivery rate structure that would improve the recovery of routine operational costs by increasing delivery charges. The new rate structure is designed to better capture costs for the maintenance and expansion of the natural gas transmission and distribution system, even during times of reduced consumption. The proposed new rates would increase annual revenues by $20.7 million and impact only delivery fees.

SECOND QUARTER EARNINGS CALL

PNM Resources will conduct its second quarter 2006 earnings conference call on Thursday, Aug. 3, at 9 a.m. Eastern.

Analysts in the United States call:	(800) 299-7928
Analysts outside the United States call:	(617) 614-3926
Pass code:	52261047

Participating analysts should dial in after 8:45 a.m. Eastern. The call will be broadcast live and the presentation available at www.PNMResources.com. A transcript of the call also will be on the Web site as soon as possible. A replay will be available through Aug. 10, 2006:

Analysts in the United States call:	(888) 286-8010
Analysts outside the United States call:	(617) 801-6888
Pass code:	67296370

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2005 consolidated operating revenues of $2.1 billion. Through its utility and energy service subsidiaries, PNM Resources supplies electricity to 760,000 homes and businesses in New Mexico and Texas and natural gas to 481,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas, and Avistar, an energy research and development company. The company has generation resources of approximately 2,840 megawatts and sells power on the wholesale market throughout the Southwest. For more information, visit PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions you not to place undue reliance on these statements. The Company’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward looking statements. These factors include the potential unavailability of cash from the Company’s subsidiaries due to regulatory, statutory and contractual restrictions, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, the risk that the Twin Oaks power plant will not be successfully integrated into PNMR, conditions in the financial markets affecting the Company's permanent financing for the Twin Oaks power plant acquisition, weather, including impacts on the Company of the hurricanes in the Gulf Coast region, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the performance of generating units, including PVNGS, and transmission systems, the market for electrical generating equipment, the ability to secure long-term power sales, the risks associated with completion of the construction of generation, transmission, distribution and other projects, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

PNM Resources
Schedule 1:
2nd Quarter 2006 Reconciliation of Ongoing Earnings to GAAP Earnings

Second Quarter
	Quarter Ended June 30,
	2006		2005
	Earnings	Diluted	Earnings	Diluted
	(in 000's)	EPS	(in 000's)	EPS
Net Earnings Available to Common Shareholders	$16,307	$0.23	$1,541	$0.02

Adjustments for Acquisition and Other Non-
Recurring Charges (net of income tax effects):
Acquisition Integration Costs	1,140	0.02	2,773	0.04
Refinancing	--	--	4,195	0.08
Software Write-off	--	--	2,690	0.04
Regulatory Liability	--	--	1,399	0.02
Total Adjustments	1,140	0.02	11,057	0.18

Net Ongoing Earnings Available to Common Shareholders	$17,447	$0.25	$12,598	$0.20

Avg. Diluted Shares - GAAP	69,433		66,489
Avg. Diluted Shares - Ongoing (a)	69,433		63,610

Year-to-Date

	Year-to-Date June 30,
	2006		2005
	Earnings	Diluted	Earnings	Diluted
	(in 000's)	EPS	(in 000's)	EPS
Net Earnings Available to Common Shareholders	$42,632	$0.61	$32,050	$0.50

Adjustments for Acquisition and Other
Non-Recurring Charges (net of income tax effects):
Acquisition Integration Costs	1,709	0.03	2,773	0.04
Refinancing	--	--	4,195	0.09
Software Write-off	--	--	2,690	0.04
Regulatory Liability	--	--	1,399	0.02
Total Adjustments	1,709	0.03	11,057	0.19

Net Ongoing Earnings Available to Common Shareholders	$44,341	$0.64	$43,107	$0.69

Avg. Diluted Shares - GAAP	69,349		64,010
Avg. Diluted Shares - Ongoing (a)	69,349		62,520
(a) Diluted shares used to calculate ongoing earnings per share assume that 3,910,000 shares of PNM Resources common stock issued in March 2005 for the TNP acquisition financing instead were issued June 6, 2005, the closing date of the TNP acquisition.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$477,603	$322,676	$925,819	$585,119
Gas	68,869	82,261	276,345	247,494
Other	197	317	306	554
Total operating revenues	546,669	405,254	1,202,470	833,167

Operating Expenses:
Cost of energy sold	306,500	238,191	732,472	485,669
Administrative and general	66,311	52,786	131,616	94,095
Energy production costs	43,714	39,805	81,301	75,838
Depreciation and amortization	37,953	35,637	72,283	64,464
Transmission and distribution costs	21,314	15,051	40,364	29,113
Taxes, other than income taxes	18,261	10,571	35,225	19,442
Income taxes	6,190	(3,367)	16,437	10,024
Total operating expenses	500,243	388,674	1,109,698	778,645
Operating income	46,426	16,580	92,772	54,522

Other Income and Deductions:
Interest income	8,916	11,622	19,067	20,922
Other income	1,922	2,634	5,089	6,344
Carrying charges on regulatory assets	2,004	525	3,977	525
Other deductions	(2,497)	(1,542)	(4,013)	(3,678)
Other income taxes	(3,834)	(4,677)	(8,935)	(8,561)
Net other income and deductions	6,511	8,562	15,185	15,552

Interest Charges	36,498	21,533	65,061	35,824

Preferred Stock Dividend Requirements of
Subsidiary	132	2,068	264	2,200

Net Earnings	$16,307	$1,541	$42,632	$32,050

Net Earnings per Common Share:
Basic	$0.24	$0.02	$0.62	$0.51

Diluted	$0.23	$0.02	$0.61	$0.50

Dividends Declared per Common Share	$0.22	$0.19	$0.44	$0.37

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Electric revenues by customer class and average customers:

PNM Electric Revenues

	Six Months Ended
	June 30,
	2006	2005	Variance
	(In thousands, except customers)
Residential	$107,354	$104,058	$3,296
Commercial	122,651	119,889	2,762
Industrial	30,329	30,543	(214)
Transmission	14,238	9,038	5,200
Other	10,542	9,435	1,107
Total	$285,114	$272,963	$12,151

Average customers	427,273	415,028	12,245

Company management has combined two segments previously reported separately, Transmission and Electric, to form one reportable segment, PNM Electric. The prior year amounts have been reclassified to reflect this change for comparison purposes. The average customers amounts reflect traditional electric customers only and do not include transmission customers.

The following table shows PNM Electric sales by customer class:

PNM Electric Sales

	Six Months Ended
	June 30,
	2006	2005	Variance
	(Megawatt hours)
Residential	1,335,894	1,260,512	75,382
Commercial	1,732,921	1,639,618	93,303
Industrial	646,587	633,488	13,099
Other	126,421	114,016	12,405
Total	3,841,823	3,647,634	194,189

The megawatt hours shown above reflect traditional electric revenues only; transmission does not have associated megawatt hours in a comparable fashion.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows TNMP Electric revenues by customer class and average customers:

TNMP Electric Revenues

	Six Months Ended June 30,
		Post-Acquisition	Pre-Acquisition
	2006	June 6 - June 30 (1)	January 1 - June 6 (1)	Total 2005	Variance
	(In thousands, except customers)

Residential	$39,931	$7,857	$35,118	$42,975	$(3,044)
Commercial	43,507	6,522	38,685	45,207	(1,700)
Industrial	21,640	2,607	22,811	25,418	(3,778)
Other	19,063	2,249	16,206	18,455	608
Total	$124,141	$19,235	$112,820	$132,055	$(7,914)

Average customers	261,602			256,817	4,785

The following table shows TNMP Electric sales by customer class:

TNMP Electric Sales

	Six Months Ended June 30,
		Post-Acquisition	Pre-Acquisition
	2006	June 6 - June 30 (1)	January 1 - June 6 (1)	Total 2005	Variance
	(Megawatt hours)

Residential	1,334,494	275,271	959,226	1,234,497	99,997
Commercial	1,426,121	189,767	889,023	1,078,790	347,331
Industrial	942,643	144,791	977,219	1,122,010	(179,367)
Other	60,715	8,590	50,675	59,265	1,450
Total	3,763,973	618,419	2,876,143	3,494,562	269,411

(1)
Under the Texas Electric Choice Act, customers of TNMP in Texas have the ability to choose First Choice or any other Retail Electric Provider (“REP”) to provide energy; however, TNMP delivers energy to customers within TNMP's service area regardless of the REP chosen. Therefore TNMP earns revenue for that delivery and First Choice earns revenue on the usage of that energy by its customers. The average customers reported above include 123,475 and 159,576 customers of TNMP at June 30, 2006 and 2005, respectively, who have chosen First Choice as their REP. The megawatt hours reported include 866,351 and 1,200,204 megawatt hours used by customers of TNMP during the six months ended June 30, 2006 and 2005, respectively, who have chosen First Choice as their REP. These customers and megawatt hours are also included below in the First Choice segment. For PNMR consolidated reporting purposes, these are included only once in the consolidated amounts.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Gas revenues by customer class and average customers:

PNM Gas Revenues

	Six Months Ended
	June 30,
	2006	2005	Variance
	(In thousands, except customers)
Residential	$180,151	$151,619	$28,532
Commercial	57,384	45,349	12,035
Industrial	2,251	925	1,326
Transportation*	7,486	7,117	369
Other	29,214	42,660	(13,446)
Total	$276,486	$247,670	$28,816

Average customers	480,579	470,066	10,513

*Customer-owned gas.

The following table shows PNM Gas throughput by customer class:

PNM Gas Throughput

	Six Months Ended
	June 30,
	2006	2005	Variance
	(Thousands of decatherms)
Residential	15,020	16,704	(1,684)
Commercial	5,557	5,885	(328)
Industrial	267	130	137
Transportation*	20,402	17,252	3,150
Other	3,067	5,985	(2,918)
Total	44,313	45,956	(1,643)

*Customer-owned gas.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows Wholesale revenues by customer class:

Wholesale Revenues

	Six Months Ended
	June 30,
	2006	2005	Variance
	(In thousands)
Long-term contracts	$105,158	$75,372	$29,786
Short-term sales	228,824	198,914	29,910
Total	$333,982	$274,286	$59,696

The following table shows Wholesale sales by customer class:

Wholesale Sales

	Six Months Ended
	June 30,
	2006	2005	Variance
	(Megawatt hours)
Long-term contracts	1,680,909	1,288,885	392,024
Short-term sales	3,789,903	4,074,439	(284,536)
Total	5,470,812	5,363,324	107,488

Note: For comparative purposes, wholesale revenues for the six months ended June 30, 2006 and 2005 have not been reclassified to a net margin basis in accordance with GAAP. The impact would be to reduce second quarter 2006 and 2005 short-term sales revenues by $11.4 million and $11.7 million, respectively.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows First Choice revenues by customer class and average customers:

First Choice Revenues

	Six Months Ended June 30,
		Post-Acquisition	Pre-Acquisition
	2006	June 6 - June 30 (1)	January 1 - June 6 (1)	Total 2005	Variance
	(In thousands, except customers)

Residential	$148,782	$29,265	$98,161	$127,426	$21,356
Mass-Market	42,730	6,615	31,048	37,663	5,067
Mid-Market	53,313	5,864	39,800	45,664	7,649
Other	15,165	1,287	7,402	8,689	6,476
Total	$259,990	$43,031	$176,411	$219,442	$40,548

Average customers (2)	212,958			216,782	(3,824)

The following table shows First Choice sales by customer class:

First Choice Sales

	Six Months Ended June 30,
		Post-Acquisition	Pre-Acquisition
	2006	June 6 - June 30 (1)	January 1 - June 6 (1)	Total 2005	Variance
	(Megawatt hours)

Residential	1,064,206	246,332	835,066	1,081,398	(17,192)
Mass-Market	282,789	55,424	283,370	338,794	(56,005)
Mid-Market	486,063	67,420	422,629	490,049	(3,986)
Other	25,445	2,949	24,418	27,367	(1,922)
Total	1,858,503	372,125	1,565,483	1,937,608	(79,105)

(1)	See note above in the TNMP Electric segment discussion.

(2)
Due to the competitive nature of First Choice’s business, average customer count can vary over a given period and may not be representative of the customer count at the end of the period. First Choice had 220,496 customers and 215,965 customers for the month of June 2006 and 2005, respectively.